Filed Pursuant to Rule 424(b)(5)
File No. 333-284748

The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy our common stock in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated May 20, 2025

Prospectus Supplement

(To Prospectus dated February 7, 2025)

$1,000,000,000

Take-Two Interactive Software, Inc.

Common Stock

We are offering $1,000,000,000 of shares of our common stock, par value $0.01 per share (“common stock”).

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “TTWO.” On May 19, 2025, the last reported sales price of our common stock was $234.66 per share.

Investing in our common stock involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	See “Underwriting” for a description of compensation payable to the underwriters.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional $150,000,000 of shares of our common stock. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $      , and the total proceeds to us, before expenses, will be $      .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any applicable prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriters expects to deliver the shares to purchasers on or about    , 2025 through the book-entry facilities of The Depository Trust Company.

Lead Bookrunning Managers

J.P. Morgan	Goldman Sachs & Co. LLC

The date of this prospectus supplement is     , 2025.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the common stock we are offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about the securities we may offer from time to time, some of which may not apply to this offering of common stock. The accompanying prospectus provides general information, some of which may not apply to this offering. The accompanying prospectus is part of an automatic shelf registration statement on Form S-3 (File No. 333-284748) that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, utilizing a “shelf” registration process. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the headings “Where You Can Find Additional Information” in this prospectus supplement and “Where You Can Find More Information and Information Incorporated by Reference” in the accompanying prospectus before making an investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

We have not, and the underwriters have not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you and the information incorporated by reference in such documents. We and the underwriters do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you is accurate only as of the date of this prospectus supplement, the accompanying prospectus or any such free writing prospectus or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “Take-Two,” the “Company,” “we,” “us,” and “our” refer to Take-Two Interactive Software, Inc. and its subsidiaries.

Some of the market and industry data contained or incorporated by reference in this prospectus supplement are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified. As a result, you should be aware that the market and industry data contained or incorporated by reference in this prospectus supplement, and beliefs and estimates based on such data, may not be reliable.

The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you and the offering of our common stock in certain jurisdictions may be restricted by law. We are not, and the underwriters are not, making an offer of our common stock in any jurisdiction where the offer or sale is not permitted. Persons who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectus to which we have referred you should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying

S-ii

prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements. The statements contained herein and therein, which are not historical facts, including statements relating to our outlook, are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.

Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including risks relating to the timely release and significant market acceptance of our games; the risks of conducting business internationally, including as a result of unforeseen geopolitical events; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; factors affecting our mobile business, such as player acquisition costs; the ability to maintain acceptable pricing levels on our games; and other risks included herein; as well as, but not limited to, the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-4 and contained in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 and our other subsequently filed periodic filings with the SEC, which can be accessed at www.sec.gov. All forward-looking statements are qualified by these cautionary statements and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, including the “Risk Factors” section beginning on page S-4 of this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including the “Risk Factors” sections in our periodic reports that we file with the SEC. This summary is not complete and does not contain all of the information you should consider before purchasing shares of our common stock.

Our Company

We are a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop, operate, and publish products principally through Rockstar Games, 2K, and Zynga. In October 2024, we sold our Private Division label, including our rights to substantially all of the label’s titles. Our products are designed for console gaming systems, including, but not limited to, the Sony Computer Entertainment, Inc. PlayStation®4 and PlayStation5, the Microsoft Corporation Xbox One® and Xbox Series X|S, and the Nintendo SwitchTM, as well as mobile, including smartphones and tablets, and personal computers. We deliver our products through physical retail, digital download, online platforms, and cloud streaming services.

Our strategy is to create hit entertainment experiences, delivered on every platform relevant to our audience through a variety of sound business models. Our pillars - creativity, innovation, and efficiency - guide us as we strive to create the highest quality, most captivating experiences for our consumers. We believe that our player-first approach and commitment to creativity and innovation are distinguishing strengths, enabling us to differentiate our products in the marketplace by combining advanced technology with compelling storylines and characters that provide unique, deeply engaging gameplay experiences.

Our teams have established a portfolio of proprietary software content for the major hardware and mobile platforms, and we aim to be at the forefront of technological innovation. We have a diverse portfolio that spans all key platforms and numerous genres, including action, adventure, family, casual, hyper-casual, role-playing, shooter, social casino, sports, and strategy. This enables us to appeal to a wide array of consumers and demographic groups worldwide, ranging from game enthusiasts to casual gamers. Most of our intellectual property is internally owned and developed, which we believe best positions us financially and competitively. In addition, we license selectively some highly recognizable renowned brands, especially in sports entertainment. We support our products with innovative marketing programs created by our internal global marketing teams.

We were incorporated under the laws of the State of Delaware in 1993 and are headquartered at 110 West 44th Street, New York, New York 10036. Our telephone number is (646) 536-2842 and our website address is www.take2games.com. Our website and the information contained therein or connected thereto are not intended to be incorporated into this prospectus.

THE OFFERING

Issuer	Take-Two Interactive Software, Inc.

Common stock offered by us	shares of our common stock (or shares of common stock, assuming the underwriters exercise their option to purchase additional shares as described below).

Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days to purchase an additional $150,000,000 of shares of our common stock. The underwriters may exercise their option at any time within 30 days from the date of this prospectus supplement. See “Underwriting.”

Common stock outstanding after giving effect to this offering	shares of our common stock (or shares of our common stock if the underwriters exercise their option to purchase additional shares in full).

Exchange listing	Our common stock is listed on Nasdaq under the symbol “TTWO.”

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of outstanding debt and future acquisitions. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making a decision to purchase the common shares offered hereby.

Dividend Policy	We have never declared or paid cash dividends. We currently anticipate that all future earnings will be retained to finance the growth of our business and pay down our outstanding debt. We do not expect to declare or pay any cash dividends in the foreseeable future. The payment of dividends in the future is within the discretion of our board of directors and will depend upon future earnings, capital requirements and other relevant factors.

Except as otherwise stated in this prospectus supplement, the number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 177,144,416 shares of common stock outstanding as of March 31, 2025, and excludes as of that date:

•	8,446,053 shares of our common stock issuable upon the vesting of restricted stock units (“RSUs”) outstanding as of March 31, 2025;

•

219 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of March 31, 2025, with a weighted-average exercise price of $33.62 per share;

•

8,285,538 shares of our common stock reserved for future issuance under our Amended and Restated Take-Two Interactive Software, Inc. 2017 Stock Incentive Plan (“Stock Incentive Plan”) as of March 31, 2025; and

•	7,547,459 shares of our common stock reserved for future issuance under our 2017 Second Amended and Restated Global Employee Stock Purchase Plan (“ESPP”) as of March 31, 2025.

Except as otherwise indicated, all information in this prospectus supplement assumes:

•	no settlement of outstanding RSUs or exercise of outstanding options subsequent to March 31, 2025; and

•	no exercise of the underwriters’ option to purchase additional shares of common stock from us.

RISK FACTORS

An investment in our common stock involves certain risks. In addition to the other information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, you should carefully consider the risk factors described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, which is incorporated by reference herein, as those risk factors are amended or supplemented by the other reports and documents we file with the SEC after the date of this prospectus supplement, and the following discussion of risks, before deciding whether an investment in our common stock is suitable for you. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also carefully read the section entitled “Cautionary Note on Forward-Looking Statements” included in this prospectus supplement, in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Risks Related to This Offering

Our common stock has experienced, and may continue to experience, price volatility, which could result in substantial losses for investors in our common stock.

Our common stock has at times experienced substantial price volatility as a result of many factors, including the general volatility of stock market prices and volumes, changes in securities analysts’ estimates of our financial performance, variations between our actual and anticipated financial results, fluctuations in consumer demand for our products, or uncertainty about current global economic conditions. For these reasons, among others, the price of our common stock may continue to fluctuate. In addition, if the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and be a distraction to management.

Shares eligible for future sale may adversely affect our common stock price.

Sales of our common stock or other securities in the public or private market, or the perception that these sales may occur, could cause the market price of our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Under our certificate of incorporation, we are authorized to issue up to 300,000,000 shares of common stock. We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that future sales and issuances of our common stock and other securities would have on the market price of our common stock.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management has broad discretion in the application of the net proceeds from this offering, for general corporate purposes, including the repayment of outstanding debt and future acquisitions, and we may spend or invest these proceeds in a way with which our stockholders disagree. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use.

The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest such proceeds in a manner that does not produce income or that loses value, which may negatively impact the market price of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from our sale of the shares of common stock in this offering will be approximately $    million, or approximately $    million, if the underwriters’ option to purchase additional shares from us is exercised in full, after deducting underwriting discounts and commissions and offering expenses.

We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of outstanding debt and future acquisitions.

The expected use of net proceeds of this offering represents our current intentions based upon our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received upon the closing of this offering. Pending such uses, we plan to invest the net proceeds of this offering in money market funds, short-term, investment grade, interest-bearing deposits or securities, such as direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We have never declared or paid cash dividends. We currently anticipate that all future earnings will be retained to finance the growth of our business and pay down our outstanding debt. We do not expect to declare or pay any cash dividends in the foreseeable future. The payment of dividends in the future is within the discretion of our board of directors and will depend upon future earnings, capital requirements and other relevant factors.

CAPITALIZATION

The following table summarizes our unaudited capitalization as of March 31, 2025:

•	on an actual basis; and

•

on an as adjusted basis to reflect (i) the issuance and sale of the common stock in this offering and (ii) the repayment of our 3.550% Senior Notes due 2025, which we repaid on April 14, 2025 in the principal amount of $600.0 million.

You should read the information in this table together with our consolidated financial statements and related notes to those statements, as well as the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” incorporated by reference in this prospectus supplement and the accompanying prospectus.

(in millions)	Actual	As Adjusted
Cash and cash equivalents	$1,456.1	$

Other long-term liabilities(1)	$412.3	$

Total debt and other long-term liabilities	$4,073.4	$

Stockholders’ equity:
Preferred stock, $0.01 par value per share; 5.0 shares authorized; no shares issued and outstanding at March 31, 2025	—		—
Common stock, $0.01 par value per share; 300.0 shares authorized; 200.8 shares issued and 177.1 shares outstanding as of March 31, 2025	2.0
Additional paid-in capital	$10,312.0
Treasury stock, at cost; 23.7 common shares at March 31, 2025	(1,020.6)
(Accumulated Deficit) / Retained earnings	(7,058.8)
Accumulated other comprehensive income	(96.9)

Total stockholders’ equity	$2,137.7	$

Total capitalization(2)	$6,211.1	$

(1)	Includes $259.6 million of deferred tax liabilities, net.
(2)	Total capitalization represents the sum of total debt and other long-term liabilities (including deferred tax liabilities, net) and total stockholders’ equity.

The number of shares of common stock outstanding is based on 177,144,416 shares of common stock outstanding as of March 31, 2025, which excludes the following:

•	8,446,053 shares of our common stock issuable upon the vesting of RSUs outstanding as of March 31, 2025;

•

219 shares of our common stock issuable upon the exercise of options to purchase shares of our common stock outstanding as of March 31, 2025, with a weighted-average exercise price of $33.62 per share;

•	8,285,538 shares of our common stock reserved for future issuance under our Stock Incentive Plan as of March 31, 2025; and

•	7,547,459 shares of our common stock reserved for future issuance under our ESPP as of March 31, 2025.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

TO NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations of the ownership and disposition of our common stock acquired in this offering by a “non-U.S. holder” (as defined below) but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (“Code”), Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, under U.S. federal gift and estate tax rules or under any applicable tax treaty. In addition, this discussion does not address any potential application of the Medicare contribution tax on net investment income or any tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

•	tax-exempt organizations or accounts;

•	pension plans and tax-qualified retirement plans;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below);

•	U.S. expatriates and certain other former citizens or long-term residents of the United States;

•	partnerships (or entities or arrangements classified as such for U.S. federal income tax purposes), other pass-through entities, and investors therein;

•	persons subject to the alternative minimum tax;

•	persons who hold our common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” as defined in Section 451(b) of the Code;

•	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment); or

•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

In addition, if a partnership, entity or arrangement classified as a partnership or flow-through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner or beneficial owner generally will depend on the status of the partner or beneficial owner, the activities of the partnership or other entity, and certain determinations made at the partner or beneficial owner level. A partner or beneficial owner in a partnership or other such entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of the purchase, ownership and disposition of our common stock through a partnership or other such entity, as applicable.

You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal gift or estate tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Non-U.S. Holder Defined

For purposes of this discussion, you are a “non-U.S. holder” if you are a beneficial owner of our common stock that, for U.S. federal income tax purposes, is not a partnership (including any entity or arrangement treated as a partnership and the beneficial owners thereof) or:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes), created in or organized under (or treated as created in or organized under) the law of the United States or any political subdivision thereof;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•

a trust (1) whose administration is subject to the primary supervision of a U.S. court and that has one or more “United States persons” (within the meaning of Section 7701(a)(30) the Code) who have the authority to control all substantial decisions of the trust or (2) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

Distributions

As described in “Dividend Policy,” we have never declared or paid any cash dividends on our capital stock, and we do not expect to pay any dividends in the foreseeable future. However, if we do make distributions on our common stock, such distributions will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your adjusted tax basis in our common stock (determined separately with respect to each share of our common stock), but not below zero, and then will be treated as capital gain from the sale of stock as described below in “— Gain on Disposition of Common Stock.”

Subject to the discussions below on effectively connected income and in “— Backup Withholding and Information Reporting” and “— Foreign Account Tax Compliance Act (FATCA),” any dividend paid to you generally will be subject to U.S. federal withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. In order to receive a reduced treaty rate, you must provide us (or the applicable withholding agent) with a properly executed IRS Form W-8BEN or W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. Under applicable Treasury Regulations, we may withhold up to 30% of the gross amount of the entire distribution even if the amount constituting a dividend, as described above, is less than the gross amount. If you are eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty and do not timely provide us with such documentation, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If you hold our common stock through a financial institution or other agent acting on your behalf, you will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by you that are treated as effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States) are generally exempt from the 30% U.S. federal withholding tax, subject to the discussion below in “— Backup Withholding and Information Reporting” and “— Foreign Account Tax Compliance Act (FATCA).” In order to obtain this exemption, you must provide us with a properly executed IRS Form W-8ECI or other appropriate form properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are taxed at the same graduated rates applicable to United States persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, if you are a corporate non-U.S. holder, dividends you receive that are effectively connected with your conduct of a U.S. trade or business (and, if an income tax treaty applies, are attributable to a permanent establishment or fixed base maintained by you in the United States) may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty between the United States and your country of residence. You should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common stock, including any applicable tax treaties that may provide for different rules.

Gain on Disposition of Common Stock

Subject to the discussion in “— Backup Withholding and Information Reporting,” you generally will not be required to pay U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with your conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by you in the United States);

•

you are an individual who is present in the United States for a period or periods aggregating 183 days or more during the taxable year in which the sale or disposition occurs and certain other conditions are met; or

•

our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock, unless our common stock is regularly traded on an established securities market and you hold no more than 5% of our outstanding common stock, directly, indirectly and constructively, at all times, during the shorter of the five-year period ending on the date of the taxable disposition or your holding period for our common stock.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our U.S. and worldwide real property plus our other business assets, there can be no assurance that we will not become a USRPHC in the future. You are encouraged to consult your own tax advisors regarding the possible consequences to you if we are, or were to become, a USRPHC.

If you are a non-U.S. holder described in the first bullet above, you will be required to pay tax on the gain derived from the sale (net of certain deductions and credits) under regular graduated U.S. federal income tax rates applicable to United States persons, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. If you are an individual non-U.S. holder described in the second bullet above, you will be subject to tax on such gain at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year, provided you have timely filed U.S. federal income tax returns with respect to such losses. You should consult your tax advisor regarding any applicable income tax or other treaties that may provide for different rules.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of distributions paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of our common stock made to you may also be subject to backup withholding at a current rate of 24% and information reporting unless you establish an exemption, for example, by properly certifying your non-U.S. status on a properly completed IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that you are a United States person or you otherwise establish an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act (FATCA)

The Foreign Account Tax Compliance Act, Treasury Regulations issued thereunder and official IRS guidance, collectively “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the discussion of certain proposed Treasury Regulations below, the gross proceeds from a sale or other disposition of our common stock, paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and, subject to the discussion of certain proposed Treasury Regulations below, the gross proceeds from a sale or other disposition of our common stock paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying the substantial direct and indirect U.S. owners of the entity, certifies that it does not have any substantial U.S. owners or otherwise establishes an exemption. The withholding tax will apply regardless of whether the payment otherwise would be exempt from U.S. nonresident and backup withholding tax, including under the other exemptions described above. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Prospective investors should consult with their own tax advisors regarding the application of FATCA withholding to their investment in, and ownership and disposition of, our common stock.

Proposed Treasury Regulations, if finalized in their present form, would eliminate withholding under FATCA with respect to payments of gross proceeds from a sale or other disposition of our common stock. Taxpayers may generally rely on the proposed Treasury Regulations until final regulations are issued.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC are acting as lead book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of our common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC
Goldman Sachs & Co. LLC

Total

The underwriters are committed to purchase all of the shares of our common stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the shares of our common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $     per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $     per share from the initial public offering price. After the initial offering of the shares to the public, the offering price and other selling terms may be changed by the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

The underwriters have an option to buy up to    additional shares of our common stock from us. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of our common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting fee is equal to the public offering price per share of our common stock less the amount paid by the underwriters to us per share of our common stock. The underwriting fee is $     per share of our common stock. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $    . The underwriters have agreed to reimburse us for certain expenses incurred in connection with this offering.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not, for a period of 75 days after the date of this prospectus supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or publicly disclose the intention to undertake any of the foregoing provided, however, that the Company may file a registration statement on Form S-3 in connection with the grants of restricted units to ZMC Advisors, L.P., consistent with past practice, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, other than the shares of our common stock to be sold hereunder.

The restrictions described above do not apply to (i) the issuance of shares of our common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus; or (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in the Prospectus.

Our directors and executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 75 days after the date of this prospectus (such period, the “restricted period”), may not (and may not cause any of their controlled affiliates to), without the prior written consent of J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, our common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the our common stock, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities provided that the Company may file a registration statement on Form S-3 in connection with grants of restricted units to ZMC Advisors, L.P., consistent with past practice, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers, distribution, or otherwise disposal (as the case may be) of lock-up securities: (i) as bona fide gift or gifts, or for bona fide estate planning purposes, (ii) by will, other testamentary document or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, or if the lock-up securities are held by a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (iv) to a corporation, partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a distribution, transfer or other disposition would be permissible under clauses (i) through (iv), (vi) if the lock-up securities are held by a corporation, partnership, limited liability company, trust or other business entity (the “Holder”), (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the Holder, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the Holder or its affiliates or (B) as part of a distribution to members, partners, shareholders or other equityholders of the Holder; (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or other court order, (viii) to us from an employee upon death, disability or termination of employment of such employee, (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other equity or equity-based awards or rights with respect or to purchase shares of our common stock (including, in each case, by way of “net” or “cashless” exercise, “net settlement” or otherwise) (collectively, “Equity-Based Awards”), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such Equity-Based Awards, (xi) pursuant to trading plans or instructions (including “sell to cover” elections) pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of lock-up securities; provided that such plan or instruction was established prior to the execution of such lock-up agreement by the lock-up party; provided further that any filing under Section 16(a) of the Exchange Act that is made in connection with any such sales during the restricted period shall state that such sales have been executed under a Rule 10b5-1 trading plan and shall also state the date such 10b5-1 trading plan was adopted, or (xii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of outstanding options, settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in in this prospectus, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any of our common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the establishment of trading plans pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of lock-up securities; provided that (1) such plans do not provide for the transfer of lock-up securities during the restricted period and (2) no filing by any party under the Exchange Act or other public announcement shall be made voluntarily (whether by or on behalf of the lock-up party, us or any other party) and that any public announcement or filing under the Exchange Act legally required to be made by any person or us during the restricted period in connection with the establishment of such trading plan shall include a statement that the lock-up party is not permitted to transfer, sell or otherwise dispose of securities under such plan during the restricted period in contravention of the restrictions in the immediately preceding paragraph).

J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “TTWO.”

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of our common stock than they are required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase our common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our common stock on The Nasdaq Stock Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The Nasdaq Stock Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in our common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. J.P. Morgan Securities LLC served as a lead book-running manager in connection with our $2.7 billion offering of senior notes in April 2022 and our $1.0 billion offering of senior notes in April 2023, and served as lead bookrunner in connection with our $350 million offering of senior notes in January 2024 and $600 million offering of senior notes in June 2024. Goldman Sachs & Co. LLC served as a joint passive bookrunner in connection with our $600 million offering of senior notes in June 2024 and as sole underwriter in connection with an offering by one of our selling stockholders of 2.8 million shares in June 2024. An affiliate of J.P. Morgan Securities LLC is the administrative agent and a lender, under our senior unsecured credit agreement, and affiliates of certain of the other underwriters, including an affiliate of Goldman Sachs & Co. LLC, are lenders under our senior unsecured credit agreement, for which these affiliates have and will be paid customary fees. In addition, J.P. Morgan Securities LLC and/or one of its affiliates was engaged as a financial advisor to the Company in connection with our acquisition of Zynga Inc. and as lead dealer manager in connection with our tender offer in May 2023 for our certain of our senior notes, for which it has been paid customary fees and expenses. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Selling Restrictions

Notice to prospective investors in Canada

The shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to prospective investors in European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of our common stock have been offered or will be offered pursuant to the this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of our common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. and each person who initially acquires any shares of our common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of our common stock being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of our common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of our common stock to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to shares of our common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in United Kingdom

No shares of our common stock have been offered or will be offered pursuant to the this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of our common stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to prospective investors in Switzerland

This prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any shares of our common stock. No shares of our common stock have been offered or will be offered to the public in Switzerland, except that offers of shares of our common stock may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):

(a)	to any person which is a professional client as defined under the FinSA; or

(b)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance,

provided that no such offer of shares of our common stock shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.

The shares of our common stock have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the shares of our common stock constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the shares of our common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to prospective investors in Japan

The shares of our common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares of our common stock nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

The shares of our common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of our common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

Each representative has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each representative has represented and agreed that it has not offered or sold any shares of our common stock or caused the shares of our common stock to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares of our common stock or cause the shares of our common stock to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of our common stock, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of our common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of our common stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of Take-Two Interactive Software, Inc. appearing in Take-Two Interactive Software, Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2025, and the effectiveness of Take-Two Interactive Software, Inc.’s internal control over financial reporting as of March 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov from which interested persons can electronically access our SEC filings. Our website address is www.take2games.com. The information and other content contained on, or accessible through, our website are not incorporated by reference into this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement only as a textual reference and do not intend it to be an active link to our website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information contained in documents that we file with them, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of securities hereby. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we have furnished or may from time to time furnish with the SEC is or will be incorporated by reference in, or otherwise included in, this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed with the SEC on May 20, 2025;

•

the portions of the Definitive Proxy Statement on Schedule 14A for the 2024 annual meeting of stockholders, filed with the SEC on July 25, 2024, specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, as supplemented by the Definitive Additional Materials filed with the SEC on August 1, 2024; and

•

the description of our Common Stock contained in our Registration Statement on Form 8-A, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, together with any subsequent amendment or any report filed with the SEC for the purpose of updating such description.

We also incorporate by reference herein any further filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until we terminate the offering of the notes. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

The documents listed above (excluding the exhibits attached thereto unless those exhibits are specifically incorporated by reference into those documents) may be obtained free of charge by each person to whom a copy of this prospectus is delivered, upon written or oral request, by contacting us at Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036, Attention: Corporate Secretary, telephone number (646) 536-2842.

PROSPECTUS

Take-Two Interactive Software, Inc.

Common Stock

Debt Securities

By this prospectus, we may offer and sell from time to time our common stock, par value $.01 per share, and debt securities (which may be convertible into our common stock). We will determine when we sell securities, the amounts and types of securities we will sell and the prices and other terms on which we will sell them. We may sell securities to or through underwriters, dealers or agents or directly to purchasers.

We will describe in a prospectus supplement, which we will deliver with this prospectus, the terms of particular securities which we offer in the future. We may describe the terms of those securities in a term sheet or other offering materials which will precede the prospectus supplement. The prospectus supplement or term sheet or other offering materials may also add, update or change information contained in this prospectus. You should read this prospectus, any prospectus supplement, any free writing prospectus and any term sheet or other offering materials carefully before you invest in our securities.

In each prospectus supplement or related term sheet or other offering materials, if any, we will include the following information:

•	The names of the underwriters, dealers or agents, if any, through which we will sell the securities;

•	The proposed amounts of securities, if any, which the underwriters will purchase;

•	The compensation, if any, of those underwriters, dealers or agents;

•	The major risk factors associated with the securities offered;

•	The initial public offering price of the securities, if there is one;

•	Information about securities exchanges or automated quotation systems on which the securities will be listed or traded; and

•	Any other material information about the offering and sale of the securities.

Our common stock is listed on The NASDAQ Global Select Market under the symbol “TTWO.”

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors ” beginning on page 2 of this prospectus, as well as in the applicable prospectus supplement, any related free writing prospectus and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities we may be offering or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is February 6, 2025.

Nobody has been authorized to give any information or to make any representations, other than those contained or incorporated in this prospectus or the applicable prospectus supplement. If given or made, that information or those representations may not be relied upon as having been authorized by us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the documents incorporated herein by reference are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). We may use it to sell any of the securities, or a combination of the securities, described in this prospectus from time to time in one or more offerings. This prospectus contains only a general description of the types of securities we may offer. Each time we propose to sell securities, we will file with the SEC a prospectus supplement that describes the specific securities that are being offered and the terms on which they are being offered. The prospectus supplement may also update or change information that is in this prospectus. Before purchasing our securities, you should read this prospectus and the prospectus supplement relating to the specific securities, as well as the information described under the heading “Where You Can Find More Information and Information Incorporated by Reference.”

Nobody has been authorized to give any information or to make any representations, other than those contained or incorporated in this prospectus or the applicable prospectus supplement. If given or made, that information or those representations may not be relied upon as having been authorized by us. This prospectus does not constitute an offer to or solicitation of any person in any jurisdiction in which such an offer or solicitation would be unlawful.

Industry and market data

Industry and market data contained or incorporated by reference in this prospectus were obtained through company research, surveys and studies conducted by third parties and industry and general publications or based on our experience in the industry. We have not independently verified market and industry data from third-party sources. While we believe internal company surveys and assumptions are reliable and market definitions are appropriate, neither these surveys and assumptions nor these definitions have been verified by any independent sources and we cannot assure that they are accurate.

Trademarks, trade names and service marks

TAKE-TWO INTERACTIVE and our T2 logo are among our key trademarks. This prospectus contains references to our trademarks, trade names and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including any logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate that we will not assert our rights or the rights of the applicable licensor to these trademarks and trade names.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain statements which are not historical facts, including statements relating to Take-Two’s outlook, that are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for our future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.

Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including risks relating to our combination with Zynga Inc. (“Zynga”); the risks of conducting business internationally, including as a result of unforeseen geopolitical events; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; factors affecting our mobile business, such as player acquisition costs; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and other risks included herein; as well as, but not limited to, the risks and uncertainties discussed under the heading “Risk Factors” beginning on page 2 of this prospectus and contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and the Company’s other periodic filings with the SEC, which are incorporated herein by reference. All forward-looking statements are qualified by these cautionary statements and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

iii

THE COMPANY

We are a leading developer, publisher, and marketer of interactive entertainment for consumers around the globe. We develop, operate, and publish products principally through Rockstar Games, 2K, and Zynga. Our products are currently designed for console gaming systems, PC, and mobile, including smartphones and tablets. We deliver our products through physical retail, digital download, online platforms, and cloud streaming services.

Our strategy is to be the most creative, innovative, and efficient company in the evolving interactive entertainment industry. With our diverse portfolio that spans all key platforms and numerous genres, we strive to create the highest quality, most engaging interactive entertainment franchises that captivate our global audience. Most of our intellectual property is internally owned and developed, which we believe best positions us financially and competitively. We have established a portfolio of proprietary software content for the major hardware and mobile platforms in a wide range of genres, including action, adventure, family/casual, hyper-casual, role-playing, shooter, social casino, sports, and strategy, which we distribute worldwide. We believe that our player-first approach and commitment to creativity and innovation are distinguishing strengths, enabling us to differentiate our products in the marketplace by combining advanced technology with compelling storylines and characters that provide unique gameplay experiences. We have created, acquired, or licensed a group of highly recognizable brands to match the broad consumer demographics that we serve, ranging from adults to children and game enthusiasts to casual gamers. Another cornerstone of our strategy is to support the success of our products in the marketplace through innovative marketing programs and global distribution on platforms and through channels that are relevant to our target audience.

We were incorporated under the laws of the State of Delaware in 1993 and are headquartered at 110 West 44th Street, New York, New York 10036. Our telephone number is (646) 536-2842.

In this prospectus, unless otherwise specified, “Take-Two,” “we,” “us” and “our” refer to Take-Two Interactive Software, Inc. and its subsidiaries.

RISK FACTORS

You should carefully consider the risks described in Part I, Item 1A, Risk Factors, in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and subsequently filed Quarterly Reports on Form 10-Q, together with the other information set forth in this prospectus and in the other documents that we include or incorporate by reference into this prospectus and any prospectus supplement we will provide in connection with our offering of securities described in this prospectus, which could materially affect our business, financial condition and future results. The risks described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and subsequently filed Quarterly Reports on Form 10-Q are not the only risks facing our company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and operating results. If any of the risks and uncertainties that are not yet identified or that we currently think are not material, actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that event, the value of our securities could decline, and you may lose part or all of any investment in our securities.

Summary of Risk Factors

Material risks that may affect our business, operating results and financial condition include, but are not necessarily limited to:

Risks relating to our business and industry

•	Our industry is highly competitive

•	Uncertainty of achieving market acceptance, delays or disruptions for our products may have an adverse effect

•	We face development risks and must adapt to changes in software technologies

•	The development and use of artificial intelligence into our products may present operational and reputational risks

•	Increased use of mobile devices for gaming will drive future growth of mobile gaming

•	Increased competition for retailer support could increase expenses

•	Our ability to develop successful products for current video game platforms

•	We require approval of hardware licensors to publish titles

•	Reliance on complex information technology systems and networks and potential adverse impact of security breaches

•	Potential adverse impact of inadequate consumer data protection

•	Dependence on key management and product development personnel

•	Attracting, managing, and retaining our talent is critical to our success

•	Offensive consumer-created content can harm our results of operations or reputation

•	We rely on software development arrangements with third parties

•	The risk of distributors, development, and licensing partners or other third parties being unable to honor their commitments or otherwise putting our brand at risk

•	Increasing importance of digital sales and free-to-play games exposes us to the risks of that business model

•	We must compete for advertisements and offers that are incorporated into our free-to-play games

•	Our acquisitions and investments may not have the anticipated results

•	International operations risks

•	The loss of server capacity, lack of sufficient bandwidth, or connectivity issues could cause our business to suffer

•	Use of open-source software exposes us to risks

•	Our software is susceptible to errors

•	The continued ability to acquire and maintain license to intellectual property is key

•	We may experience fluctuations in the recurring portion of our business

•	We are dependent on the timing of our product releases

•	We are dependent on the future success of our Grand Theft Auto products and other “hit” titles

•	Adverse effects of price protection and returns

•	A limited number of customers account for a significant portion of our sales

•	Content policies could negatively affect sales

•	Entertainment Software Rating Board ratings for our products could negatively affect our ability to distribute and sell

•	The competitive position and value of our products could be adversely affected by unprotected intellectual property

•	We have a significant amount of outstanding debt

•	The value of our virtual items is highly dependent on how we manage the economies in our games

•	There is potential for unauthorized or fraudulent transactions of accounts and virtual items outside of our games

Risks related to legal or regulatory compliance

•	Government regulation of the internet can affect our business

•	Legislation could subject us to claims or otherwise harm our business

•	Failure to comply with laws and regulations, including data privacy, could harm our business

•	Adverse effect of alleged or actual infringement on the intellectual property rights of third parties

Risks related to financial and economic condition

•	Provisions in our charter documents and debt agreements may impede or discourage a takeover

•	Adverse effects of changes in tax rates and additional tax liabilities

•	We are subject to risks and uncertainties of international trade, including foreign currency fluctuations

•	Potential adverse effects of existing or future accounting standards

•	Adverse effects of declines in consumer spending and changes in the economy

General Risk Factors

•	Additional issuances of equity securities would cause dilution and could affect the market price of our common stock

•	We are subject to risks related to corporate and social responsibility and reputation

•	Catastrophic events and climate change may have a long-term impact on our business

•	We may be adversely affected by the effects of inflation

•	We are and may become involved in legal proceedings that may result in adverse outcomes

USE OF PROCEEDS

When we offer particular securities, we will describe in the prospectus supplement relating to the securities how we intend to use the proceeds of the sale of those securities.

DESCRIPTION OF THE SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	shares of common stock; and

•	debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible.

We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the common stock and debt securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

DESCRIPTION OF COMMON STOCK

The following summary describes our common stock and the material provisions of our Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”) and our Fourth Amended and Restated By-Laws (our “By-Laws”). Because the following is only a summary, it does not contain all of the information that may be important to you, and is qualified in its entirety by the full text of our Certificate of Incorporation and By-Laws, copies of which are on file with the SEC and incorporated herein by reference. You should refer to the text of these documents for a complete description. Our authorized capital stock consists of 305,000,000 shares, with a par value of $0.01 per share, of which:

•	300,000,000 shares are designated as common stock; and

•	5,000,000 shares are designated as preferred stock.

At January 27, 2025 we had outstanding 176,495,706 shares of common stock and no shares of preferred stock.

Common Stock

Voting Rights

Unless otherwise provided for in our Certificate of Incorporation, each stockholder shall at every meeting of stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

Dividends

Subject to the preferential rights of the preferred stock, if any, the holders of shares of common stock shall be entitled to receive, when and if declared by our board of directors, out of the assets of the Company which are by law available therefor, dividends payable either in cash, in property or in shares of common stock.

Liquidation

In the event of any dissolution, liquidation or winding-up of the affairs of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and of the amounts to which the holders of preferred stock are entitled, if any, the holders of all outstanding shares of common stock shall be entitled to share ratably in the remaining net assets of the Company.

No Preemptive, Redemption or Conversion Rights

The common stock is not subject to redemption or retirement, is not subject to sinking fund provisions, does not have any conversion rights and is not subject to call. The common stock does not have preemptive or other rights to subscribe for additional shares of any class of our stock.

Voting Rights for the Election of Directors

Our board of directors is not classified. Our Certificate of Incorporation and By-Laws provide that our board of directors may consist of any number of directors, not less than one and not more than ten.

A director shall be elected if the number of votes which are cast “for” his or her election by holders of the stock present in person or represented by proxy entitled to vote on the election of directors exceed the number of votes “against” his or her election by such holders; provided that, if the chairman of the meeting determines that the number of persons properly nominated to serve as directors of the corporation exceeds the number of directors to be elected, the directors shall be elected by a plurality of the stock present in person or represented by proxy entitled to vote on the election of directors. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Our board has the ability to fill vacancies on our board. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected, unless sooner displaced.

Action by Written Consent; Special Stockholder Meetings

Our By-Laws provide for the right of stockholders to act by written consent without a meeting. In addition, our By-Laws provide that special meetings of the stockholders may be called by the executive chairman, non-executive chairman, chief executive officer or president and shall be called by the executive chairman, non-executive chairman, chief executive officer, president or secretary at the request in writing of a majority of the board of directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

Interested Stockholders

The terms of Section 203 of the Delaware General Corporation Law (the “DGCL”) apply to us since we are a Delaware corporation. Pursuant to Section 203 of the DGCL, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” as defined below, for a period of three years from the date that such person became an interested stockholder unless:

•

the transaction that results in a person’s becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder;

•

upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans; or

•

on or after the time the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203 of the DGCL, an “interested stockholder” is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation or

•

an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Section 203 of the DGCL does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203 of the DGCL.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 of the DGCL may encourage companies interested in acquiring us to negotiate in advance with the Board, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that such provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities and the indenture to which this prospectus and any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of the debt securities to be sold by us. Unless otherwise stated, any senior debt securities and any subordinated debt securities are together referred to as “debt securities.”

Debt securities will be issued under the indenture dated as of April 14, 2022 by and between us and The Bank of New York Mellon, as trustee (the “indenture”), as may be further supplemented from time to time, or a form of indenture entered into later by and between us and The Bank of New York Mellon, as trustee, as may be further supplemented from time to time.

General

We may issue from time to time one or more series of debt securities under the indenture.

The debt securities will be our direct, unsecured obligations. The senior debt securities will rank equally with all of our other senior debt. The indenture does not limit the amount of debt securities that we may issue.

The following description of the debt securities is not complete and is subject to, and qualified in its entirety by, the detailed provisions of the indenture. The indenture is included as an exhibit to the registration statement of which this prospectus is a part. Whenever particular provisions of the indenture or terms defined in the indenture are referred to, those provisions or definitions are incorporated by reference. We urge you to read the indenture because the indenture defines your rights as a holder of debt securities, and describes in detail the terms of the debt securities summarized below. If any particular terms of the debt securities described in the applicable prospectus supplement differ from the terms described in this prospectus, then the terms described in the applicable prospectus supplement will amend, supplement or supersede the terms described in this prospectus. The terms of our debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939, as amended.

Terms Applicable to Debt Securities

The prospectus supplement for a particular series of debt securities will contain the specific terms of the series of debt securities, which may include the following:

•	the classification as senior or subordinated debt securities and, if applicable, the subordination provisions that will apply;

•	the designation, the aggregate principal amount, the purchase price and the authorized denominations, if other than $2,000 and integral multiples of $1,000 thereafter;

•	the percentage of the principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the currency, currencies or currency units in which payments on the debt securities will be payable;

•	if other than the remaining outstanding principal amount, the principal amount of the debt securities that we will pay upon acceleration of their maturity;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

•	the interest rate or rates, if any, or the method of determination of such rate or rates;

•	the place or places where the principal of and any interest shall be payable;

•	if applicable, the premium or discount with which such debt securities will be issued or the method of determination of such premium or discount;

•

the date or dates from which the interest, if any, shall accrue, the dates on which the interest, if any, will be payable and the method of determining holders to whom any of the interest shall be payable;

•	the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;

•

any right or requirement to convert the debt securities into, or exchange the debt securities for, shares of our common stock or other securities or property and the factors considered in determining the conversion price or prices;

•	any provision relating to any security provided for the debt securities;

•	any sinking fund obligation with respect to the debt securities;

•	whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities;

•	whether the debt securities are issuable as global securities or definitive certificates and, in such case, the identity of the depositary;

•	the stock exchanges or securities associations, if any, on which the debt securities may be listed or quoted;

•	any addition to or change in the events of default, covenants or defeasance provisions in the indenture;

•	any way in which rights in respect of the debt securities are materially limited or qualified by the rights of any other authorized class of securities;

•	if applicable, any material United States federal income tax consequences; and

•	any other material terms of the debt securities, consistent with the provisions of the indenture.

Unless otherwise specified in the applicable prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months.

Some of the debt securities may be issued as discounted debt securities, which are debt securities sold at a substantial discount below their stated principal amount. The prospectus supplement relating to any discounted series of debt securities will describe any special consequences applicable to discounted debt securities.

The indenture does not contain any provisions that:

•	limit our ability to incur indebtedness or issue any securities;

•	require us to declare dividends or require the maintenance of any asset ratios or the creation or maintenance of reserves; or

•	provide protection in the event we choose to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

Conversion and Exchange

We may issue debt securities that are convertible into or exchangeable for our common stock, property or cash, or a combination of any of them. The terms, if any, on which debt securities of any series will be convertible or exchangeable will be summarized in the prospectus supplement relating to those debt securities. Those terms may include provisions, as applicable, for conversion or exchange on a mandatory basis, at your option, or at our option, in which case the number of shares of our common stock, property or cash, to be received upon the conversion or exchange of those debt securities would be calculated according to the factors and at such time as summarized in the related prospectus supplement. The applicable prospectus supplement will include a discussion of any material United States federal income tax consequences applicable to any such convertible or exchangeable debt securities.

Reopening of Issue

We may, from time to time, reopen an issue of debt securities and issue additional debt securities with the same terms (including maturity date and interest rate) as debt securities issued on an earlier date. After such additional debt securities are issued, they will be fungible with the debt securities issued on the earlier date to the extent specified in the applicable prospectus supplement.

Ranking

The senior debt securities will be unsecured, and will rank equal in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The ranking of the subordinated debt securities will be described in the applicable prospectus supplement.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of debt securities protection in the event we have a change of control of the Company.

Covenants

The indenture provides that for so long as any debt securities remain outstanding under the indenture, or any amount remains unpaid on any of the debt securities outstanding under the indenture, we will comply with the applicable terms of the covenants contained in the indenture and, with respect to a series of debt securities, such other covenants as may be provided in the terms of that series of debt securities and described in the applicable prospectus supplement. The indenture includes the following covenants:

Payment of Securities

We will duly and punctually pay the principal of, premium, if any, and interest on the debt securities in accordance with the terms of the debt securities and the indenture.

SEC Reports

We are subject to the informational reporting requirements of Sections 13 and 15(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with those requirements, we file certain reports and other information with the SEC. See “Where You Can Find More Information and Information Incorporated by Reference” below. If Sections 13 and 15(d) cease to apply to us, so that we no longer file those reports or other information with the SEC, we will instead provide copies of the reports and information that would have been required under Sections 13 and 15(d) of the Exchange Act to the trustee. Delivery of such reports, information and documents to the trustee will be for informational purposes only and the trustee’s receipt of such will not constitute constructive or actual notice or knowledge of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the indenture.

Merger, Consolidation or Sale of Assets

We will not consolidate with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or group of affiliated persons in a single transaction or series of related transactions, unless:

•

we are the surviving entity, or, if we are not the surviving entity, the surviving entity is a corporation organized and existing under the laws of the United States, any state or the District of Columbia;

•

the surviving entity expressly assumes our obligations under the indenture and each outstanding series of debt securities and executes a supplemental indenture which is delivered, and is in form and substance reasonably satisfactory, to the trustee;

•	immediately after giving effect to the transaction, no default shall have occurred and be continuing; and

•

we or the surviving entity deliver to the trustee an officers’ certificate and an opinion of counsel, each in form reasonably satisfactory to the trustee, stating that the transaction or series of transactions and the supplemental indenture, if any, complies with the applicable provisions of the indenture, that all conditions precedent provided for in the indenture have been complied with and that such supplemental indenture is the legal, valid and binding obligation of the surviving entity enforceable in accordance with its terms.

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our properties and assets occurs in accordance with the indenture, the surviving entity (if other than us) will succeed to, and be substituted for, and may exercise every right and power we have under the indenture with the same effect as if such surviving entity had originally been named in the indenture and, except for any lease, we will be discharged from all obligations and covenants under the indenture and the debt securities.

Events of Default

The following will constitute “events of default” under the indenture with respect to a series of debt securities:

•	default for 30 days in payment of any interest installment due and payable on any debt securities of such series;

•	default in payment of principal when due and payable on the debt securities of such series;

•

material default in our performance of any other covenant or agreement in respect of the debt securities of such series for 90 days after written notice has been given either to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the debt securities of such series then outstanding;

•	events of bankruptcy, insolvency and reorganization specified in the indenture; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

An event of default under one series of debt securities may, but will not necessarily, constitute an event of default under any other series of debt securities.

The indenture provides that if an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to any series of debt securities, either the trustee or the registered holders of at least 25% in aggregate principal amount of that series of debt securities may, by notice in writing to us and the trustee if given by the registered holders, declare the principal amount of those debt securities, any premium and any accrued and unpaid interest on those debt securities to be due and payable immediately. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal of, any premium and any accrued and unpaid interest on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any registered holder of outstanding debt securities. At any time after a declaration of acceleration, but before a judgment or decree for payment of money has been obtained, if all events of default with respect to those debt securities have been cured or waived (other than the nonpayment of principal of such debt securities which has become due solely by reason of the declaration of acceleration) then the acceleration and its consequences shall be automatically annulled and rescinded.

The indenture requires that we file annually with the trustee a compliance certificate describing any default by us in the performance of any conditions or covenants that has occurred under the indenture and the status of any such default. The trustee will be entitled under the indenture to be indemnified before proceeding to exercise any right or power under the indenture at the direction of the registered holders of the debt securities or which requires the trustee to expend or risk its own funds or otherwise incur any financial liability. The indenture also provides that the registered holders of a majority in principal amount of the outstanding debt securities of any series issued under the indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to that series of debt securities. The trustee, however, may refuse to follow any such direction that conflicts with law or the indenture, is unduly prejudicial to the rights of other registered holders of that series of debt securities, or would involve the trustee in personal liability.

The indenture provides that while the trustee generally must deliver notice of a default or an event of default to the registered holders of the debt securities of any series issued under the indenture within 90 days of the trustee’s knowledge of its occurrence (as provided in the indenture), the trustee may withhold notice of any default or event of default (except with respect to a default in payment on the debt securities) if and so long as a committee of its responsible officers in good faith determines that the withholding of such notice is in the interest of the registered holders of that series of debt securities.

Modification and Waiver

We and the trustee may amend or supplement the indenture with respect to one or more series of debt securities if the holders of a majority in principal amount of the outstanding debt securities of each such series consent to it, except that no amendment or supplement may, without the consent of each affected registered holder of that series:

•	reduce the amount of principal we must repay or change the date of maturity;

•	reduce the rate or change the time of payment of interest;

•	change the currency of payment;

•	modify any redemption or repurchase right to the detriment of the holder;

•	reduce the percentage of the aggregate principal amount of debt securities needed to consent to an amendment, supplement or waiver; or

•

change the provisions of the indenture relating to waiver of past defaults, rights of registered holders of the debt securities to receive payments or amendments of the indenture that require the consent of registered holders of each affected series.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal, any premium or any interest on any debt security of that series or a default in respect of any provision that may not be amended without the consent of each affected registered holder of debt securities; provided, however, that the holders of a majority in aggregate principal amount of the then outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Actions by Holders

A holder of debt securities of a series may not pursue any remedy with respect to the indenture or such series (except a registered holder of debt securities of such series may bring an action for payment of overdue principal, premium, if any, or interest on its debt securities), unless:

•	the registered holder has given notice to the trustee of such series of a continuing event of default;

•	registered holders of at least 25% in principal amount of that series of debt securities have made a written request to the trustee of such series to pursue such remedy;

•	such registered holder or holders have offered the trustee of such series security or indemnity satisfactory to the trustee against any loss, liability or expense;

•	the trustee of such series has not complied with such request within 60 days of such notice, request and offer; and

•

the registered holders of a majority in principal amount of that series of debt securities have not given the trustee of such series a direction inconsistent with the request during that 60-day period.

Defeasance, Discharge and Termination

Defeasance and Discharge

Unless otherwise provided in the terms of the particular series of debt securities and described in the applicable prospectus supplement, the indenture provides that we may discharge any and all of our obligations in respect of a series of debt securities, and, except with respect to certain provisions, the provisions of the indenture will no longer be in effect with respect to that series of debt securities on the 91st day after the date of the deposit with the trustee or paying agent, in trust, of money or U.S. Government Obligations in an amount sufficient to pay the principal, premium, if any, and interest on that series of debt securities, when due. Such discharge may only occur if, among other things:

•

we shall have delivered to the trustee either: (a) a ruling from the Internal Revenue Service (the “IRS”) to the effect that registered holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred or (b) an opinion of outside counsel to the same effect as clause (a) accompanied by a ruling to that effect published by the IRS;

•	no default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after the date of deposit;

•

the deposit shall not result in or constitute a default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel stating that such conditions have been complied with.

“U.S. Government Obligations” is defined under the indenture as securities that are (x) direct obligations of the United States for the payment of which its full faith and credit is pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States and which, in either case, are not callable or redeemable before their maturity.

Termination of Obligations in Certain Circumstances

The indenture provides that we may at any time terminate any and all obligations in respect of a series of debt securities and, except with respect to certain provisions, the provisions of the indenture will no longer be in effect with respect to that series of debt securities if that series of debt securities matures or is redeemable within one year of such time and we deposit with the trustee or paying agent, in trust, money or U.S. Government Obligations in an amount sufficient to pay the principal of, premium, if any, and accrued interest on that series of debt securities when due. Such obligations may only be terminated if, among other things:

•	no default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit;

•

the deposit will not result in or constitute a default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel stating that such conditions have been complied with.

If we terminate our obligations in respect of a series of debt securities pursuant to this provision, we are not required to deliver an opinion of counsel to the effect that registered holders or beneficial owners of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and termination, and there is no assurance that registered holders or beneficial owners of that series would not recognize income, gain or loss for U.S. federal income tax purposes as a result thereof or that they would be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and termination had not occurred.

Defeasance of Covenants

The terms of a series of debt securities may provide that we may omit to comply with certain provisions or covenants established with respect to that series of debt securities, and non-compliance with any such provision or covenant will not be deemed an event of default, on the 91st day following the deposit with the trustee or paying agent, in trust, of money or U.S. Government Obligations in an amount sufficient to pay the principal, premium, if any, and interest on that series of debt securities, when due. Our exercise of this option is subject to conditions specified in the indenture, which will include, among other things:

•

we shall have delivered to the trustee an opinion of outside counsel with respect to certain tax matters as described in the indenture, including that registered holders of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise of our option under this section and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if we had not exercised such option;

•	no default under the indenture with respect to that series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after the date of deposit;

•

the deposit shall not result in or constitute a default or result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel stating that such conditions have been complied with.

The prospectus supplement relating to that series of debt securities will describe the provisions, covenants and related events of default with respect to that series which may be defeased pursuant to this provision.

Unclaimed Money

Subject to any applicable abandoned property law, the indenture provides that the trustee will pay to us upon request any money held by the trustee for the payment of principal, premium, if any, or interest that remains unclaimed for two years. After payment to us, registered holders of debt securities entitled to such money must look to us for payment as general creditors.

Trustee and Paying Agent

The Bank of New York Mellon will initially act as trustee and paying agent for the debt securities.

We will describe in the applicable prospectus supplement any material business and other relationships (including additional trusteeships) other than ordinary banking relationships and the trusteeship under the indenture, between us and any of our affiliates, on the one hand, and each trustee and paying agent under the indenture, on the other hand.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to that series, subject to exceptions described in the indenture. If an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care and skill a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of debt securities, unless such holder shall have offered to the trustee security and indemnity satisfactory to the trustee against any loss, liability or expense and then only to the extent required by the terms of the indenture.

Governing Law

The laws of the state of New York will govern the indenture and will govern each series of debt securities.

Transfer and Exchange

Each debt security will be represented by either one or more global securities deposited with or on behalf of The Depository Trust Company, as Depositary (the “Depositary”), and registered in the name of the Depositary’s nominee (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

So long as the Depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under such debt security and the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures summarized below of the Depositary or its nominee for the related global debt security and, if such person is not a direct participant of the Depositary, on the procedures of the indirect participant of the Depositary through which such person owns its interest, to exercise any rights of a holder under the indenture.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

About The Depositary

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary’s nominee. The Depositary is a:

•	limited-purpose trust company organized under the New York Banking Law;

•	“banking organization” under the New York Banking Law;

•	member of the Federal Reserve System;

•	“clearing corporation” under the New York Uniform Commercial Code; and

•	“clearing agency” registered under the provisions of Section 17A of the Exchange Act.

The Depositary holds securities that its direct participants (each, a “direct participant”) deposit with the Depositary. Direct participants of the Depositary include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect participants of the Depositary (each, an “indirect participant”), such as securities brokers and dealers, banks and trust companies, can also access the Depositary’s system if they maintain a custodial relationship with a direct participant.

The Depositary has indicated it intends to follow the following procedures with respect to book-entry debt securities:

Purchases of book-entry debt securities under the Depositary’s system must be made by or through direct participants, which will receive a credit for the book-entry debt securities on the Depositary’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the book-entry debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in book-entry debt securities, except as provided below.

Conveyance of notices and other communications by the Depositary to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

Under the book-entry format, the paying agent will pay interest or principal payments to the nominee of the Depositary. The Depositary’s practice is to credit the account of its direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner.

The Depositary is required to make book-entry transfers allowed in accordance with the indenture and the debt securities represented by the global securities on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the book-entry debt securities. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the book-entry debt securities on your behalf. We and the trustee have no responsibility for any aspect of the actions and/or inactions of the Depositary or any of its direct or indirect participants.

So long as the Depositary’s nominee is the registered owner of the global securities representing the debt securities, the trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through the Depositary and its direct participants. We understand that, under industry practice, in the event owners of beneficial interests in debt securities wish to take any action that the Depositary or its nominee is entitled to take, the Depositary would authorize the applicable participants to take such action, and that such participants would authorize beneficial owners owning through such participants to take such action.

The Depositary can only act on behalf of its direct participants. Your ability to pledge book-entry debt securities to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your book-entry debt securities.

Neither the Depositary nor its nominee will consent or vote with respect to the book-entry debt securities unless authorized by a direct participant in accordance with the Depositary’s procedures. Under its usual procedures, the Depositary will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

The Depositary has agreed to the foregoing procedures in order to facilitate transfers of the book-entry debt securities among participants of the Depositary. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

We will issue certificated debt securities in exchange for each global debt security if the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we will issue certificated debt securities of any series if an event of default has occurred and is continuing with respect to such series. We may also at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the Depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the Depositary and the Depositary’s book-entry systems and procedures from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

For avoidance of doubt, none of us, the trustee nor any agent under the indenture will have any liability for any actions of the Depositary.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time: (1) through agents; (2) to or through underwriters; (3) through brokers or dealers; (4) directly by us to purchasers, including through a specific bidding, auction or other process; or (5) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering materials will contain the terms of the transaction, the name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if they purchase any of them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.

Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.

We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, exchangeable for or representing beneficial interests in securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent will be in amounts to be negotiated in connection with transactions involving shares and might be in excess of customary commissions. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.

Any securities offered other than common stock will be a new issue and, other than the common stock, which is listed on The NASDAQ Global Select Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on The NASDAQ Global Select Market, in the over-the-counter market or otherwise.

The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.

WHERE YOU CAN FIND MORE INFORMATION AND INFORMATION INCORPORATED BY REFERENCE

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to this offering. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available at the SEC’s website at www.sec.gov. Our common stock is listed on The NASDAQ Global Select Market under the symbol “TTWO”.

We disclose important information to you by referring you to documents that we have previously filed with the SEC or documents that we will file with the SEC in the future. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we have furnished or may from time to time furnish with the SEC is or will be incorporated by reference in, or otherwise included in, this prospectus. The documents we incorporate by reference herein are:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024, September 30, 2024 and December 31, 2024;

•

the portions of our Definitive Proxy Statement for the 2024 annual meeting of stockholders, filed on July 25, 2024, specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2024;

•

our Current Reports on Form 8-K (in all cases other than information furnished rather than filed pursuant to any Form 8-K) filed April  1, 2024, April  16, 2024, June  11, 2024, June  12, 2024, June  14, 2024, September  16, 2024, and September 23, 2024; and

•

the description of our Common Stock which is contained in our Registration Statement on Form 8-A, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, together with any subsequent amendment or report filed with the SEC for the purpose of updating this description.

We also incorporate by reference herein any further filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of the registration statement to which this prospectus relates and until we terminate the offering of securities pursuant to this prospectus. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

The documents listed above (excluding the exhibits attached thereto unless those exhibits are specifically incorporated by reference into those documents) may be obtained free of charge by each person to whom a copy of this prospectus is delivered, upon written or oral request, by contacting us at Take-Two Interactive Software, Inc., 110 West 44th Street, New York, New York 10036, Attention: Chief Legal Officer, telephone number (646) 536-2842.

LEGAL MATTERS

Willkie Farr & Gallagher LLP, New York, New York will pass upon the validity of any securities we offer by this prospectus. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Take-Two Interactive Software, Inc. appearing in Take-Two Interactive Software, Inc.’s Annual Report (Form 10-K) for the year ended March 31, 2024, and the effectiveness of Take-Two Interactive Software, Inc.’s internal control over financial reporting as of March 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$1,000,000,000

Take-Two Interactive Software, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Lead Bookrunning Managers

J.P. Morgan

Goldman Sachs & Co. LLC

    , 2025